Exhibit 4.1

UNITED COMMUNITY NUMBER U SHARES COMMON SHARES COMMON SHARES SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS CUSIP 909839 10 2 THIS IS TO CERTIFY THAT SPECIMEN IS THE OWNER OF FULLY PAID AND NON-ACCESABLE COMMON SHARES, NO PAR VALUE, OF UNITED COMMUNITY FINANCIAL CORP. An Ohio Corporation (the “Corporation”) The shares represented by this Certificate are transferable only on the transfer books of the corporation by the holder of record hereof or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed. Dated: United community financial corp. Secretary By: President and chief executive officer countersigned and registered: REGISTRAR AND TRANSFER COMPANY (Cranford, New Jersey) Transfer Agent and registrar ATHORIZED OFFICER AMERICAN BANK NOTE COMPANY.

UNITED COMMUNITY FINANCIAL CORP. The interest in United Community Financial Corp. (the “Corporation”) evidenced by this Certificate may not be transferred, sold, retired or withdrawn except as provided in the Rules and Regulations promulgated by the Federal Reserve Board and the Articles of Incorporation and Code of Regulations of the Corporation. This Corporation will mail to the holder of the common shares evidenced hereby a copy of the express terms of such shares without charge within five (5) days after receipt of a written request therefor. The common shares evidenced hereby are not accounts of an insurable type and are not insured by the Federal Deposit Insurance Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shali be construed as though they were written out in full according to applicable laws or regulations: . ‘ TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship not as tenants in common TOD - transfer on death UNIF GIFT MIN ACT- Custodian (Cust) {Minor) under Uniform Glits to Minor Act - - (State) UNIF TRF MIN ACT- Custodian {until age ) (Cust) ~ under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, _hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING ZIP CODE. OF ASSIGNEE) of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution....:. Dated NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTlON (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.